Exhibit 99.2

ATMEL CORPORATION

1600 TECHNOLOGY DRIVE

SAN JOSE, CA 95110

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717. Your signed and dated proxy card must be received by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01378-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ATMEL CORPORATION

The Board of Directors of Atmel Corporation recommends you vote FOR proposals 1, 2 and 3.

1. Adoption of the Agreement and Plan of Merger, dated as of January 19, 2016, among Atmel Corporation, Microchip Technology Incorporated and Hero Acquisition Corporation.

2. The approval, on a non-binding, advisory basis, of the compensation payments that will or may be made to Atmel’s named executive officers in connection with the Merger.

3. The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

For Against Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Form S-4 is available at www.proxyvote.com.

E01379-TBD

ATMEL CORPORATION 1600 TECHNOLOGY DRIVE

SAN JOSE, CALIFORNIA 95110

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATMEL CORPORATION FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2016

The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby appoints Steven Laub and Scott Wornow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of ATMEL CORPORATION to be held on April 1, 2016 at 8:00 a.m., local time, at Atmel Corporation, 1600 Technology Drive, San Jose, California 95110 and at any adjournments or postponements thereof, and to vote all shares of Atmel common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)